Exhibit 10.4

SEVENTH AMENDMENT TO LEASE AGREEMENT

This Seventh Amendment to Lease Agreement (this “Amendment”) is between University Research Park, Incorporated, a Wisconsin nonstock corporation (“Landlord”) and Arrowhead Madison Inc., a Delaware corporation (“Tenant”) and is dated as of December 9th, 2020.

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of January 8, 2016, as amended by that certain First Amendment to Lease Agreement dated October 22, 2018, that certain Second Amendment to Lease Agreement dated January 10, 2019, that certain Third Amendment to Lease Agreement dated January 11, 2019, that certain Fourth Amendment to Lease Agreement dated September 19, 2019, that certain Fifth Amendment to Lease Agreement dated as of May 14, 2020 and that certain Sixth Amendment to Lease Agreement dated as of November 23, 2020  (collectively, the “Original Lease”).  The Original Lease and this Amendment are together referred to herein as the “Lease.”

B.Pursuant to the Original Lease, Tenant leases from Landlord approximately 63,662 rentable square feet located at 502 South Rosa Road, Madison, Wisconsin (the “502 Building”), an additional 2,971 rentable square feet in the 502 Building, approximately 7,558 rentable square feet located at 504 South Rosa Road, Madison, Wisconsin (the “504 Building”) and approximately 32,499 rentable square feet located at (or to be constructed as an addition to) 500 South Rosa Road, Madison, Wisconsin (the “500 Building,” and together with the 502 Building and 504 Building, the “Buildings”), each as more particularly defined in the Original Lease (the “Leased Premises”).

C.Landlord and Tenant wish to amend the Lease to further expand the Leased Premises to include Suite 201 in the 504 Building as more particularly set forth in this Amendment.

AGREEMENTS

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Defined Terms. Terms that are not defined in this Amendment (including the attached exhibits) but are defined in the Original Lease have the meanings given in the Original Lease.

2.Amendment of Lease. The Lease is hereby amended as follows:

a.Fifth Expansion Premises.  Subject to the provisions of this Amendment, effective as of January 1, 2021 (the “Effective Date”), the Leased Premises shall be expanded to include the approximately 4,109 rentable square feet of space in the 504 Building commonly known as Suite 201 (the “Fifth Expansion Premises”) as generally depicted on Exhibit A.    Subject to all of the terms and conditions of the Original Lease except for the payment of Rent, Landlord shall provide Tenant with early access to the Fifth Expansion Premises following the date in which such space is vacated by the existing tenant, anticipated to be approximately December 19, 2020.  If Landlord is unable to deliver possession of the Fifth Expansion Premises to Tenant in accordance with the foregoing provisions, then Landlord shall not be in default hereunder or be liable for damages therefor and Tenant shall accept possession on the date when Landlord delivers possession thereof to Tenant (which date will then be the Effective Date).  The term, with respect to the Fifth Expansion Premises only, shall expire on August 31, 2023 (for the avoidance of doubt, no options to renew shall be applicable to the Fifth Expansion Premises).

b.Base Rent.  Tenant shall begin paying Base Rent related to the Fifth Expansion Premises on the Effective Date in the amounts set forth in the Base Rent matrix attached hereto as Exhibit B, together with all other amounts required by the Lease, as amended by this Amendment.

c.Tenant’s Proportionate Share.  Commencing on the Effective Date, Tenant’s Proportionate Share shall be increased to reflect the addition of the rentable square footage of the Fifth Expansion Premises to the entire Leased Premises, currently estimated to be 74.24% based on the addition of an estimated 4,109 rentable square feet (110,799 rentable square feet of Leased Premises divided by 149,248 square feet in the Buildings within which the Leased Premises are located). Tenant shall thereafter in accordance with Section 2.2 of the Original Lease pay, as additional rent, Tenant’s Proportionate Share of all amounts set forth in the Original Lease, including, without limitation, Real Estate Taxes, Common Area/Operating Expenses and Landlord’s insurance and utilities based thereon.

d.Fifth Expansion Premises Condition.  Tenant accepts the Fifth Expansion Premises in as-is, where-is condition and acknowledges that Landlord has not made any representation or warranty related thereto, and Landlord shall not be required to construct, modify or otherwise improve the Fifth Expansion Premises in any manner (the foregoing, however, shall not be deemed to relieve Landlord of its ongoing maintenance, repair and replacement obligations to the extent explicitly set forth in the Lease or this Amendment).

e.Maintenance and Repair of Fifth Expansion Premises.   All applicable provisions of the Original Lease regarding the Parties’ maintenance, repair and replacement obligations shall apply to the Fifth Expansion Premises including, but not limited to, Sections 3.1 and 3.2 of the Original Lease, as amended and restated in the Fifth Amendment to Lease Agreement, dated May 14, 2020.

f.Utilities.  Tenant shall be responsible for the payment of all utilities supplied to the Fifth Expansion Premises beginning on the date Tenant takes occupancy thereof.

g.Access to Data Closet.  In addition to providing Landlord access to the Leased Premises as set forth in the Original Lease, Tenant shall permit access to the data closet identified on Exhibit A by Stemina Biomarker Discovery, Inc. (“Stemina”) and its employees, agents, successor or assigns upon reasonable prior notice to Tenant (except in the event of an emergency no notice shall be required but Landlord or Stemina shall use reasonable efforts to contact Tenant by phone as soon as possible).  Except in the event of an emergency, a representative of Landlord, the property manager or Tenant shall accompany Stemina (or its agents) upon any such entry to the Fifth Expansion Premises.

h.Security Deposit.  On the date hereof, Tenant shall deposit an additional $8,500 with Landlord bringing the total Security Deposit to $207,683.62.

3.Effect. Except as amended by this Amendment, all of the terms, covenants, conditions, provisions, and agreements of the Original Lease remain in full force and effect. The provisions of this Amendment supersede and control over any conflicting provisions in the Original Lease.

4.Estoppel. Tenant and Landlord hereby represent and warrant that, as of the date hereof (to the best of their actual knowledge with respect to items (b) and (c)), (a) the Lease is in full force and effect and has not been modified or amended, except as set forth herein, (b) neither Tenant nor Landlord is in default under the Lease nor does Tenant or Landlord have any knowledge of any event which with the giving of notice and passage of time would result in a default, and (c) Landlord and Tenant have performed all obligations on each of their respective parts under the Lease, and neither Party has any claims against the other Party, including any claims of offset against any rent or other sums payable by Tenant under the Lease.

5.Miscellaneous.  This Amendment and the Lease embodies the entire agreement between the parties as to its subject matter and supersedes any prior discussions with respect thereto.  There are no agreements or understandings between the parties with respect to the subject matter of this Amendment not set forth in this Amendment or the Lease.  This Amendment cannot be modified except by a writing signed by both parties.

6.Signing and Delivery. This Amendment will be effective only when both Landlord and Tenant have signed and delivered it.  Landlord’s submission of an unsigned copy of this Amendment to Tenant for evaluation, negotiation, or signature by Tenant will not constitute signature of this Amendment by Landlord or otherwise bind Landlord, regardless of whether the cover letter or email transmitting that copy of this Amendment is signed or contains words of approval. This Amendment may be signed in counterparts and, when counterparts of this Amendment have been signed and delivered by the required parties as provided in this section, this Amendment will be fully binding and effective, just as if both of the parties had signed and delivered a single counterpart of this Amendment. Any counterpart transmitted by facsimile or email shall, in all cases, be deemed an original signature.

7.Contingency.  Landlord’s obligations under this Amendment are conditioned and contingent upon Landlord, no later than December ____, 2020, entering into an early termination agreement with Elephas Bio Corporation (“Existing Tenant”) to terminate Existing Tenant’s lease of the Fifth Expansion Premises on terms acceptable to Landlord, in Landlord’s sole discretion.  In the event that Landlord is unable to enter into an acceptable termination agreement with Existing Tenant prior to the date set forth above, Landlord may unilaterally terminate this Amendment upon written notice to Tenant following which neither party shall have any further rights or obligations pursuant to this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, this Seventh Amendment to Lease is signed by the parties as of the date set forth above.

Landlord:

UNIVERSITY RESEARCH PARK ,INCORPRATED

By:	/s/ Aaron Olver
Aaron Olver, Assistant Secretary/Treasurer

Tenant:

ARROWHEAD MADISON INC.

By:	/s/ Kenneth A. Myszkowski
Kenneth A. Myszkowski, CFO

The undersigned Guarantor consents to the terms of this Seventh Amendment to Lease Agreement and agrees that, except as limited by the First Amendment to Lease Agreement dated October 22, 2018 with respect to that portion of the guaranty related to the Note (as defined in the First Amendment), the Guaranty Agreement dated January 8, 2016 remains in full force and effect (and to the extent previously terminated, is hereby reinstated) with respect to the full, and prompt payment and performance of all obligations of Tenant under the Lease, including, without limitation, as amended pursuant to this Seventh Amendment to Lease Agreement.

ARROWHEAD PHARMACEUTICALS,INC.
(f/k/a ARROWHEAD RESEARCH CORPORATION)

By:	/s/ Kenneth A. Myszkowski
Kenneth A. Myszkowski, CFO

EXHIBIT B

BASE RENT MATRIX (FIFTH EXPANSION PREMISES ONLY)

Term	Monthly Amount	Annual Amount
Effective Date – Aug. 31, 2021	$5,821.08	N/A
		(partial year contemplated:
		$46,568.64)
Sep. 1, 2021 – Aug. 31, 2022	$5,968.32	$71,619.84
Sep. 1, 2022 – Aug. 31, 2023	$6,118.99	$73,427.88

Monthly amount to be prorated on a daily basis if the Effective Date is other than the first day of a calendar month.

EXHIBIT B